Exhibit 99.1

ChromaDex Corporation Reports First Quarter 2021 Financial Results

Tru Niagen® Revenue for the Three-Month Period Ended March 31, 2021 Totals $12.4 Million, up 12% Year-over-Year, with Total Company Revenue of $14.7 Million and Gross Margin of 62.9%.

LOS ANGELES, May 6, 2021 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported first quarter 2021 financial results.

First Quarter 2021 and Recent Highlights

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Total net sales of $14.7 million, up 2% from $14.3 million in the year ago quarter.
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Tru Niagen® net sales of $12.4 million, a 12% increase from the year ago quarter.
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Gross margin of 62.9%, a 500 basis point increase from the year ago quarter.
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Net loss was ($7.4) million or ($0.12) per share, down $0.02 per share year-over-year.
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Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($0.7) million, a $0.4 million decline year-over-year.
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Announced retail distribution of Tru Niagen® in Walmart™ stores across the United States beginning in June 2021.
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Announced strategic supply agreement with Health & Happiness Group (H&H), a global leader in premium health, human and pet nutrition and personal care brands to sell Niagen® in its exclusively formulated Swisse™ products.
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Announced strategic supply agreement with Ro, a healthcare technology company, to sell Niagen® in specially-formulated Roman products.
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Appointed former Nestlé executive, Fadi Karam as Chief Marketing Officer.
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Appointed Dr. David L. Katz, a globally recognized authority on lifestyle medicine, to the ChromaDex Scientific Advisory Board.

“This has been an incredible year for ChromaDex strategically,” said ChromaDex CEO, Rob Fried.  “We signed three important deals with Walmart, H&H, and Ro.  We also strengthened our balance sheet with a $25 million capital raise and announced the results of exciting scientific research on Niagen®.  We had some short-term supply chain disruptions that impacted first quarter sales, but the long-term prospects look stronger than ever.”

Results of operations for the three months ended March 31, 2021

For the three months ended March 31, 2021 (“Q1 2021”), ChromaDex reported net sales of $14.7 million, up 2% compared to $14.3 million in the first quarter of 2020 ("Q1 2020"). The increase in Q1 2021 revenues was driven by growth in sales of Tru Niagen®, largely offset by lower Niagen® and other ingredient sales.

Gross margin percentage improved by 500 basis points to 62.9% in Q1 2021 compared to 57.9% in Q1 2020. The improvement in gross margin percentage was driven by the positive impact of increased Tru Niagen® consumer product sales and product cost savings initiatives.

Operating expenses increased by $2.4 million to $16.6 million in Q1 2021, compared to $14.2 million in Q1 2020. The increase in operating expenses was driven by $1.8 million of higher selling and marketing expenses, and an increase of $0.7 million in general and administrative expense, partially offset by $0.1 million of lower research and development expense. The increase in general and administrative expense was driven by $2.6 million of higher legal expense, partially offset by $1.0 million of lower severance and restructuring expenses and $0.8 million of lower shares-based compensation expense.

The net loss for Q1 2021 was ($7.4) million or ($0.12) per share as reported compared to a net loss of ($5.9) million or ($0.10) per share for Q1 2020 as reported. Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($0.7) million for Q1 2021, compared to a loss of ($0.3) million for Q1 2020, a $0.4 million decline.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense.

For Q1 2021, the net cash flow from operating activities was ($5.4) million, versus ($5.2) million in Q1 2020.

2021 Outlook

Looking forward, for the full year, the Company expects continued, steady revenue growth driven by its global ecommerce business, as well as growth with existing and new strategic partners, and that the growth rate will accelerate beginning in the second quarter.  The Company expects continued gross margin improvement to slightly better than 60%, roughly flat R&D expense and slightly higher selling and marketing expense as a percentage of net sales year-over-year. The Company expects slightly higher general and administrative expense, excluding severance, restructuring and legal expense. The Company plans to increase investments and resources to drive brand awareness and accelerate its R&D pipeline to capitalize on growth in the NAD+ market globally.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the first quarter results and provide a general business update on Thurs., May 6, at 4:30 p.m. ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Thurs., May 6, 2021
Time: 4:30 p.m. ET (1:30 p.m. Pacific time)
Toll-free dial-in number: 1-833-979-2703
International dial-in number: 236-714-2223
Conference ID: 8991456
Webcast link: ChromaDex First Quarter 2021 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.

Toll-free replay number: 800-585-8367
Replay ID: 8991456

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

Adjusted EBITDA excluding total legal expense excludes interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and total legal expense. ChromaDex uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. ChromaDex believes the presentation of its non-GAAP financial measures enhances the overall understanding of the company’s historical financial performance. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a global bioscience company dedicated to healthy aging. The ChromaDex team, which includes world-renowned scientists, is pioneering research on nicotinamide adenine dinucleotide (NAD+), levels of which decline with age. ChromaDex is the innovator behind NAD+ precursor nicotinamide riboside (NR), which is protected by ChromaDex’s patent portfolio along with other NAD+ precursors. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to the company’s 2021 financial outlook. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of Finance and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Vice President of Global Marketing & Communications
310-388-6706 ext. 689
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Month Periods Ended March 31, 2021 and March 31, 2020
(In thousands, except per share data)

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020

Sales, net	$14,683	$14,345
Cost of sales	5,449	6,034

Gross profit	9,234	8,311

Operating expenses:
Sales and marketing	6,258	4,447
Research and development	824	919
General and administrative	9,514	8,835
Operating expenses	16,596	14,201

Operating loss	(7,362)	(5,890)

Nonoperating expense:
Interest expense, net	(19)	(12)
Nonoperating expense	(19)	(12)

Net loss	$(7,381)	$(5,902)

Basic and diluted loss per common share	$(0.12)	$(0.10)

Basic and diluted weighted average common shares outstanding	64,164	59,782

See Notes to Consolidated Financial Statements in Part I Item 1 of ChromaDex's Quarterly Report on Form 10-Q to be filed with Securities and Exchange Commission on May 6, 2021.

ChromaDex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2021 and December 31, 2020
(In thousands, except per share data)

	Mar. 31, 2021	Dec. 31, 2020
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$44,691	$16,697
Trade receivables, net of allowances of $0.2 million and $0.2 million, respectively;
Receivables from Related Party: $1.3 million and $0.9 million, respectively	4,647	2,694
Inventories	12,762	11,683
Prepaid expenses and other assets	1,119	1,145
Total current assets	63,219	32,219

Leasehold Improvements and Equipment, net	3,058	3,206
Intangible Assets, net	1,022	1,082
Right of Use Assets	1,100	1,226
Other Long-term Assets	594	625

Total assets	$68,993	$38,358

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$11,693	$9,445
Accrued expenses	7,328	6,133
Current maturities of operating lease obligations	485	589
Current maturities of finance lease obligations	19	31
Customer deposits	231	278
Total current liabilities	19,756	16,476

Deferred Revenue	4,441	4,441
Operating Lease Obligations, Less Current Maturities	947	997
Finance Lease Obligations, Less Current Maturities	17	20

Total liabilities	25,161	21,934

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding March 31, 2021 67,702 shares and
December 31, 2020 61,881 shares	68	62
Additional paid-in capital	192,972	158,190
Accumulated deficit	(149,206)	(141,825)
Cumulative translation adjustments	(2)	(3)
Total stockholders' equity	43,832	16,424

Total liabilities and stockholders' equity	$68,993	$38,358

See Notes to Consolidated Financial Statements in Part I Item 1 of ChromaDex's Quarterly Report on Form 10-Q to be filed with Securities and Exchange Commission on May 6, 2021.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
(In thousands)
Net loss, as reported	$(5,902)	$(3,711)	$(4,215)	$(6,097)	$(7,381)
Adjustments:
Interest expense, net	12	24	19	16	19
Depreciation	214	218	220	219	221
Amortization of intangibles	62	60	60	61	60
Amortization of right of use assets	92	95	97	115	126
Share-based compensation	1,873	1,711	1,574	1,778	1,284
Severance and restructuring	953	284	224	329	(10)
Adjusted EBITDA	$(2,696)	$(1,319)	$(2,021)	$(3,579)	$(5,681)

Total legal expense	2,380	1,844	1,896	2,468	5,010

Adjusted EBITDA excluding total legal expense	$(316)	$525	$(125)	$(1,111)	$(671)